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                                  Exhibit 99.1

                                  Bruce Bendell
                            43-40 Northern Boulevard
                        Long Island City, New York 11101

                                                                 July 6, 2004

Board of Directors
The Major Automotive Companies, Inc.
43-40 Northern Boulevard
Long Island City, New York 11101

Gentlemen:

     Reference is made to my letter to the Board of Directors of The Major Automotive Companies, Inc. ("Major") dated June 9, 2004 (the "Offer Letter"). By letter dated June 17, 2004, I extended the date referred to in the last paragraph of the Offer Letter to July 2, 2004.

     In order to allow the Board of Directors to have additional time to consider the terms of the transaction proposed in the Offer Letter, I am hereby further extending the date referred to above from July 2 to July 23, 2004. If the terms set forth in the Offer Letter, as modified hereby, meet with your approval, we should instruct our respective attorneys to begin preparing the necessary documentation so that the transaction can move forward. Neither the Offer Letter nor this letter shall constitute a binding agreement, as each is intended merely as an expression of our intentions. No agreement shall exist between us regarding the proposed transaction prior to the execution of contracts and other documents agreeable to each of us.


                                             Very truly yours,

                                             /s/ Bruce Bendell
                                             ---------------------------
                                             Bruce Bendell

cc:  Mitchell Littman, Esq.